EX-35.4
(logo) TORCHLIGHT INVESTORS
TORCHLIGHT LOAN SERVICES

March 14, 2013

Wells Fargo Bank, N.A.
Commercial Mortgage Servicing
MAC D1086-120
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attn: COMM 2012-CCRE4 Asset Manager

Fitch, Inc.
One State Street Plaza, 28th Floor
New York, New York 10004
Attention: Michael Giordanella
Facsimile No.: (212) 635-0295
Email: britt.johnson@fitchratings.com

Moody's Investors Services, Inc.
7 World Trade Center
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
Facsimile No.: (212)553-1350
Email:cmbssurveillance@moodys.com

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Attention: CMBS Account Management
COMM 2012-CCRE4
Fax: 866-807-8670

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager-COMM 2012CCRE4

Deutsche Mortgage & Asset Receiving
Corporation
60 Wall Street
New York, NY 10005
Attention: Lainie Kaye

Torchlight Investors, LLC
230 Park Avenue 12th Floor
New York, NY 10169
Attn: William Stasiulatis

Park Bridge Lender Services LLC
560 Lexington Avenue,
17th Floor
New York, New York 10022
Attention: David Rodgers

Wells Fargo Bank, N.A.
301 South College St.
Charlotte, NC 28202
Attn: Commercial Mortgage Servicing Legal Support

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York 10041
Attention: Commercial Mortgage Surveillance Manager
Servicers_CSEAM@standardandpoors.com

Re: COMM 2012-CCRE4, Commercial Mortgage Pass-Through Certificates

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services,
LLC ("Torchlight"), pursuant to Sections 10.11, 10.12 and 10.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of November 1, 2012 relative to the above referenced securitization for which Torchlight acts as Special

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com

(page)

Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

Sincerely,

Torchlight Loan Services, LLC
A Delaware Limited Liability Company,

By:/s/ Steven P. Altman
Steven P. Altman
Authorized Signatory

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com